Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on this Form S-3 of our report dated September 10, 2025 with respect to the consolidated financial statements of Alliance Entertainment Holding Corporation, included in its Annual Report (Form 10-K) for the year ended June 30, 2025, filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the heading “Experts” appearing therein.

Grassi & Co., CPAs, P.C.

Jericho, New York

May 15, 2026